Exhibit 99.1

Investor Ideas Potcasts: Interview with Kaya Holdings (OTCQB:KAYS) on the Sacred Mushroom Center - Pioneers with Psilocybin and Advocates for Mental Health

November 28, 2023 (Investorideas.com Newswire), Investorideas.com, a global news source covering leading sectors including marijuana and psychedelic stocks releases a special edition of the top rated Investor Ideas potcast (Cannabis Podcast).

In today’s episode, Investor Idea’s host Cali Van Zant speaks with CEO Craig Frank and Senior Consultant Dave Jones of Kaya Holdings Inc (OTCQB: KAYS).

Listen to the podcast:

https://www.investorideas.com/Audio/Podcasts/2023/112223-Cannabis.mp3

Hear Investor ideas cannabis potcast on iTunes

Hear the investor ideas potcast on Spotify

Kaya Holdings, Inc. is a mind care company focusing on wellness and mental health through their operations in medical and recreational cannabis, CBD products and psychedelic treatment clinics.

Kaya has the historical distinction of being the first US publicly traded company to hold and operate cannabis licenses in “touch the plant” categories from when it commenced cannabis operations in Portland, Oregon in 2014.

In today’s podcast, management discusses the new opportunities in the medical psychedelic market and how Kaya Holdings is leading the way as an innovator and pioneer in the sector. They also talk about their recent milestone of opening one of the first state licensed Psilocybin Treatment Centers in the United States, in Portland, Oregon.

Host Cali Van Zant says, “What makes this podcast special is to hear management go deep and share their personal experiences and show that they care about community. We discuss mental health and how it personally affects us all. It is a rare opportunity to get such personal insight from a management team and the opportunity to find a public company with heart. I hope you all enjoy listening and share this interview.”

To learn more about Kaya holdings you can visit their website at (www.kayaholdings.com) or reach out to the team at info@kayaholdings.com

Today’s podcast overview

When talking about the new Sacred Mushroom space, CEO Craig Frank notes, “It is very important to us that the facility be in a central location because we think community is a big part of the healing process. We were very lucky to find the perfect location.”

“The space is the entire top floor of the Falcon Building in downtown Portland. At about 11,000 square feet, we have the area we need to offer both private and group experiences, as well as creativity centers, sensory rooms, reflection areas, and the room to roam and explore. We are equipped with a full kitchen and will be able to provide food consistent with Oregon regulation….

I think there are four primary differences between us and what we have seen so far. I would say the first difference is the space itself. A huge contributing factor in the quality of an experience is the setting and ours is extraordinary. Another difference would be the extent to which we aim to cater the journey to individual preference, with sound, sight, and scent options and the activity options presented. Third, I would say the community we seek to create. While we will cater to out-of-state visitors, our emphasis is on serving the needs of the Greater Portland area. Finally, I would say our pricing model is different. We are aiming to enable sustained treatment to those who seek it, so we have some less expensive microdosing options.”

When talking about other companies in the psilocybin space, he went on to say, “The work of companies like ATAI Life Sciences (NASDAQ: ATAI) and Compass Pathways (NASDAQ:CMPS) is fascinating and we are excited to see what their research can teach all of us about the medicinal possibilities of psilocybin.

CMPS is developing its own synthetic versions of that they then plan to administer in their own treatment facilities. Our model calls for the use of natural psilocybin and psilocin in our own facilities. We believe our model is more immediate and allows us to avoid the long, laborious, and very costly FDA process. We expect to begin offering treatments immediately upon licensing of our facility…”

When talking about the personal reasons for building a treatment center and working in the Psilocybin space, Frank says, “I would say that it is hard to find an American family that does not have someone with a mental disorder effecting their personal story whether it be a sibling, a parent, a child, or a friend. There is something in the way we live that causes profound pain and disorder in some people and our involvement is in some ways motivated to bring this relief; to those we love and those other people love.”

About Kaya Holdings, Inc. (www.kayaholdings.com )

Kaya Holdings, Inc is a "mind care" company with operations in medical/recreational cannabis and pending operations in the emerging psilocybin sector. KAYS is a fully reporting, US-based publicly traded company, listed for trading on the over-the-counter market under the symbol KAYS.

In 2014, KAYS became the first US public company to own and operate a medical cannabis dispensary (in Portland, Oregon). The Company still operates the original Kaya Shack™ cannabis dispensary while seeking to shift our cannabis operations to serve the European Union. KAYS has interests in three medical cannabis licenses (2 in Greece, 1 in Israel) to advance this effort.

Resuming its role as innovator and trend setter, the Company is again breaking ground in the United States with the planned introduction of psilocybin treatment centers through our majority owned subsidiary, Fifth Dimension Therapeutics, Inc. ("FDT").

About Investorideas.com - Big Investing Ideas

Investorideas.com is a platform for investing ideas. We publish breaking stock news, stock research, guest posts and create original top rated investing podcasts, plus sector tag articles featuring up and coming companies and industry leaders. Investor Idea’s original branded content includes the Crypto Corner Podcast , Play by Play Sports Podcast , Cannabis News and Stocks on the Move Podcast , Cleantech and Climate Change Podcast, Exploring Mining Podcast , Betting on Gaming Stocks Podcast and the AI Eye Podcast. We also create free investor stock directories for AI and tech, biotech, cannabis, cleantech, crypto, defense, gaming, health and wellness, mining, oil and gas, sports and water.

To hear more Investorideas.com podcasts visit: https://www.investorideas.com/Audio/.

The Investorideas.com podcasts are also available on iTunes (Apple Podcasts), Audible, Spotify, Tunein, Stitcher, Spreaker.com, iHeartRadio, Google Podcasts and most audio platforms available.

Disclaimer/Disclosure: Investorideas.com is a digital publisher of third party sourced news, articles and equity research as well as creates original content, including video, interviews and articles. Original content created by investorideas is protected by copyright laws other than syndication rights. Our site does not make recommendations for purchases or sale of stocks, services or products. Nothing on our sites should be construed as an offer or solicitation to buy or sell products or securities. All investing involves risk and possible losses. This site is currently compensated for news publication and distribution, social media and marketing, content creation and more. Disclosure: KAYS is a paid for monthly featured stock on Investorideas.com. Contact management and IR of each company directly regarding specific questions. More disclaimer info: https://www.investorideas.com/About/Disclaimer.asp Learn more about publishing your news release and our other news services on the Investorideas.com newswire https://www.investorideas.com/News-Upload/ and tickertagstocknews.com

Global investors must adhere to regulations of each country. Please read Investorideas.com privacy policy: https://www.investorideas.com/About/Private_Policy.asp

Investor Ideas does not condone the use of cannabis except where permissible by law. Our site does not possess, distribute, or sell cannabis products.

Learn more about sponsoring this podcast or be a guest and our other branded content opportunities at Investorideas.com

Follow us on Twitter https://twitter.com/Investorideas

Follow us on Facebook https://www.facebook.com/Investorideas

Follow us on YouTube https://www.youtube.com/c/Investorideas

Contact Investorideas.com

800 665 0411